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                                                                     EXHIBIT 3.2


                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                                  VIACELL, INC.
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                                Table of Contents

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ARTICLE 1 -  STOCKHOLDERS.................................................     2
      1.1   Place of Meetings.............................................     2
      1.2   Annual Meeting................................................     2
      1.3   Special Meeting...............................................     2
      1.4   Notice of Meetings............................................     2
      1.5   Voting List...................................................     2
      1.6   Quorum........................................................     3
      1.7   Adjournments..................................................     3
      1.8   Voting........................................................     3
      1.9   Proxy Representation..........................................     3
      1.10  Action at Meeting.............................................     4
      1.11  Nomination of Directors.......................................     4
      1.12  Notice of Business at Annual Meetings.........................     5
      1.13  Action without Meeting........................................     6
      1.14  Conduct of Meeting............................................     6
ARTICLE 2 -  DIRECTORS....................................................     7
      2.1   General Powers................................................     7
      2.2   Number........................................................     7
      2.3   Election and Qualification....................................     7
      2.4   Resignation...................................................     7
      2.5   Regular Meetings..............................................     7
      2.6   Special Meetings..............................................     7
      2.7   Notice of Special Meetings....................................     7
      2.8   Meetings by Telephone Conference Calls........................     8
      2.9   Quorum........................................................     8
      2.10  Action at Meeting.............................................     8
      2.11  Action by Consent.............................................     8
      2.12  Removal.......................................................     8
      2.13  Committees....................................................     8
      2.14  Compensation of Directors.....................................     9
ARTICLE 3 -  OFFICERS.....................................................     9
      3.1   Enumeration...................................................     9
      3.2   Election......................................................     9
      3.3   Qualification.................................................     9
      3.4   Tenure........................................................     9
      3.5   Resignation and Removal.......................................     9
      3.6   Vacancies.....................................................     9
      3.7   Chairman of the Board and Vice Chairman of the Board..........    10
      3.8   President.....................................................    10
      3.9   Vice Presidents...............................................    10
      3.10  Secretary and Assistant Secretaries...........................    10
      3.11  Treasurer and Assistant Treasurers............................    11
      3.12  Representation of Shares of Other Corporations. y.............    11
      3.13  Delegation of Authority.......................................    11

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
ARTICLE 4 -  CAPITAL STOCK................................................    11
      4.1   Issuance of Stock.............................................    11
      4.2   Certificates of Stock.........................................    11
      4.3   Transfers.....................................................    12
      4.4   Lost, Stolen or Destroyed Certificates........................    12
      4.5   Record Date...................................................    12
ARTICLE 5 -  GENERAL PROVISIONS...........................................    12
      5.1   Fiscal Year...................................................    12
      5.2   Corporate Seal................................................    13
      5.3   Waiver of Notice..............................................    13
      5.4   Corporate Contracts and Instruments; How Executed.............    13
      5.5   Evidence of Authority.........................................    13
      5.6   Certificate of Incorporation..................................    13
      5.7   Notices.......................................................    13
ARTICLE 6 -  AMENDMENTS...................................................    13

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                            ARTICLE 1 - STOCKHOLDERS

      1.1 Place of Meetings. All meetings of stockholders shall be held at such place, within or without the State of Delaware, or, if so determined by the Board of Directors in its sole discretion, at no place (but rather by means of remote communication), as may be designated from time to time by the Board of Directors or the President or, if not so designated, at the principal executive office of the corporation.

      1.2 Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held at such date and time as shall be designated by the Board of Directors.

      1.3 Special Meeting. Special meetings of stockholders may be called at any time only by the Chairman of the Board, the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) or by vote of a majority of the Board of Directors. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

      1.4 Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notices of all meetings shall state the place, if any, the date, the means of remote communications, if any by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the hour of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall be given either personally or by mail, electronic mail, telecopy, telegram or other electronic or wireless means. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the stockholder at the address of that stockholder appearing on the books of the corporation. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or at the time of transmission when sent by electronic mail, telecopy, telegram or other electronic or wireless means. An affidavit of the mailing or other means of giving any notice of any stockholders' meeting, executed by the secretary, assistant secretary or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice or report.

      1.5 Voting List. The officer who has charge of the stock ledger of the corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for a period of at least ten (10) days prior to the meeting, for any purpose germane to the meeting, at the corporation's sole discretion, (a) on a reasonably accessible electronic network (for which such information required to access the electronic network shall be provided with the notice of the meeting), or (b) during ordinary business hours, at the corporation's principal place of business. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, the list shall also be open to the examination of any


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stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

      1.6 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the holders of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at the meeting, present in person, by means of remote communication, if authorized, or represented by proxy, shall constitute a quorum for the transaction of business.

      1.7 Adjournments. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these By-Laws by the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, by any officer entitled to preside at or to act as secretary of such meeting. It shall not be necessary to notify any stockholder of any adjournment of less than thirty (30) days if the time and place of the adjourned meeting are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

      1.8 Voting. Each stockholder shall have one vote for each share of capital stock entitled to vote and held of record by such stockholder, unless otherwise provided by the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these By-Laws. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person or by electronic means, as determined by the Board of Directors in its sole discretion.

      Any stockholder entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or, except when the matter is the election of directors, may vote them against the proposal; but if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder's approving vote is with respect to all shares which the stockholder is entitled to vote.

      1.9 Proxy Representation. Every stockholder may authorize another person or persons to act for him or her by proxy in all matters in which a stockholder is entitled to participate, including without limitation waiving notice of any meeting, objecting to or voting or participating at a meeting, or expressing consent or dissent without a meeting. The delivery of a proxy on behalf of a stockholder consistent with telephonic or electronically transmitted instructions, obtained pursuant to procedures by which it can be determined that such instructions have been authorized by such stockholder, shall constitute execution and delivery of the proxy by or on behalf of the stockholder. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. The authorization of a proxy may but need not be limited to specified action, provided, however, that if a proxy limits its authorization to a meeting or meetings of stockholders, unless otherwise specifically provided such proxy shall entitle the


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holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof. A proxy purporting to be authorized by or on behalf of a stockholder, if accepted by the corporation in its discretion, shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

      1.10 Action at Meeting. When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect the candidate to such office and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the Certificate of Incorporation, by the By-Laws or by the rules or regulations of the NASD, the Nasdaq Stock Market or any stock exchange applicable to the corporation. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

      1.11 Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. The nomination for election to the Board of Directors at a meeting of stockholders may be made only (a) pursuant to the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) by or at the direction of the Board of Directors or a duly constituted and authorized committee thereof or (c) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for below in this Section 1.11 is delivered to the Secretary who is entitled to vote in the election of directors at the meeting and who complies with the notice procedures set forth in this Section 1.11. Such nominations, other than those made by or on behalf of the Board of Directors, shall be made by timely notice in writing delivered or mailed to the Secretary in accordance with the provisions of Section 1.12. Such notice shall set forth (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of such nominee,
(iii) the number of shares of stock of the corporation which are beneficially owned by such nominee, (iv) a description of all arrangements or understandings between the stockholder and such nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (v) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), including such person's written consent to be named as a nominee and to serve as a director if elected; and (b) as to the stockholder giving the notice, the information required to be provided pursuant to Section 1.12. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation.

      The chair of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not properly brought before the meeting in accordance with the provisions of this Section 1.11, and if he or she should so determine, the chair shall so declare to the meeting, and the defective nomination shall be disregarded.

      Notwithstanding the foregoing provisions of this Section 1.11, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders


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of the corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation.

      Notwithstanding the foregoing provisions of this Section 1.11, a stockholder shall also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.11. Nothing in this Section 1.11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8, or any successor provision, promulgated under the 1934 Act.

      1.12 Notice of Business at Annual Meetings. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, (c) otherwise properly brought before an annual meeting by a stockholder who was a stockholder of record of the corporation at the time the stockholder's notice provided for below in this Section 1.12 is delivered to the Secretary who is entitled to vote and who complies with the notice procedures set forth in this Section 1.12. For business to be properly brought before an annual meeting by a stockholder, if such business relates to the election of directors of the corporation, the procedures in Section 1.11 must be complied with. If such business relates to any other matter, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice must be delivered to or mailed by first class United States mail, postage prepaid, and received by the Secretary at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is not held within thirty (30) days before or after such anniversary date, then for the notice by the stockholder to be timely it must be so received not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting
(a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 1.12 and except that any stockholder proposal which complies with Rule 14a-8 of the proxy rules, or any successor provision, promulgated under the 1934 Act and is to be included in the corporation's proxy statement for an annual meeting of stockholders shall be deemed to comply with the requirements of this Section 1.12.

      The chair of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.12, and if he or she should so determine, the chair shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.


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      Notwithstanding the foregoing provisions of this Section 1.12, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the corporation to present business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.

      Notwithstanding the foregoing provisions of this Section 1.12, a stockholder shall also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.12. Nothing in this Section 1.12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the 1934 Act.

      1.13 Action without Meeting. Unless otherwise provided for in the Certificate of Incorporation, at any time during which a class of capital stock of the corporation is registered under Section 12 of the 1934 Act or any similar successor statute, stockholders of the corporation may not take any action by written consent in lieu of a meeting.

      1.14 Conduct of Meeting. The Chairman of the Board, or, in his or her absence, the Vice Chairman of the Board, the Chief Executive Officer, the President, or any Vice President, in the order named, shall call meetings of the stockholders to order and act as chair of such meeting; provided, however, that, in the absence of the Chairman of the Board, the Board of Directors may appoint any stockholder to act as chair of any meeting. The Secretary of the corporation or, in his or her absence, any Assistant Secretary, shall act as secretary at all meetings of the stockholders; provided, however, that in the absence of the Secretary at any meeting of the stockholders, the person acting as chair at any meeting may appoint any person to act as secretary of such meeting.

      The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem appropriate. Subject to such rules and regulations of the Board of Directors, if any, the person presiding over the meeting shall have the right and authority to convene and adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the person presiding over the meeting, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the person presiding over the meeting shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot. The person presiding over the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if the person presiding over the meeting should so determine and declare, any such matter or business shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

                             ARTICLE 2 - DIRECTORS

      2.1 General Powers. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by law, the Certificate of Incorporation or these By-Laws. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

      2.2 Number. The number of directors which shall constitute the whole Board of Directors shall be determined, from time to time, by resolution of the Board of Directors. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors.

      2.3 Election and Qualification. The directors shall be elected at the annual meeting of stockholders in the manner provided in the Certificate of Incorporation by such stockholders as have the right to vote on such election. The directors need not be stockholders of the corporation.

      2.4 Resignation. Any director may resign at any time by delivering (including, by electronic transmission) his or her written resignation to the Secretary, President or Chairman of the Board, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary, President or Chairman of the Board or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors.

      2.5 Regular Meetings. The regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided, that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

      2.6 Special Meetings. Special meetings of the Board of Directors may be held at any time and place, within or without the State of Delaware, designated in a call by the Chairman of the Board, the President, two or more directors, or by one director in the event that there is only a single director in office.

      2.7 Notice of Special Meetings. Notice of any special meeting of the Board of Directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. The notice shall be duly given to each director (i) by giving notice to such director in person or by telephone at least twenty four (24) hours in advance of the meeting, (ii) by sending a telegram, telecopy, electronic mail or other means of electronic transmission, or delivering written notice by hand, to the director's last known business or home address at least twenty four (24) hours in advance of the meeting, or (iii) by mailing written notice to the director's last known business or home address at least seventy two (72) hours in advance of the

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meeting. A notice or waiver of notice of a special meeting of the Board of
Directors need not specify the purposes of the meeting.

      2.8 Meetings by Telephone Conference Calls. Any meeting of the Board of Directors may be held by conference telephone or similar communication equipment, so long as all persons participating in the meeting can hear one another; and all persons participating in such a meeting shall be deemed to be present in person at the meeting.

      2.9 Quorum. A majority of the total number of the whole Board of Directors shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number of directors so fixed constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, other than announcement at the meeting, until a quorum shall be present.

      2.10 Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these By-Laws.

      2.11 Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or committee thereof may be taken without a meeting, if all members of the Board of Directors or such committee consent to the action in writing or by electronic transmission and such writings or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filings shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

      2.12 Removal. Directors may be removed from office only as provided in the Certificate of Incorporation and the General Corporation Law of the State of Delaware.

      2.13 Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may adopt a charter and make rules for the conduct of its business, but unless otherwise provided by the directors or in such charter or rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-Laws for the Board of Directors.

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      2.14 Compensation of Directors. The directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

                              ARTICLE 3 - OFFICERS

      3.1 Enumeration. The officers of the corporation shall consist of a President, a Treasurer, a Secretary and such other officers with such other titles as the Board of Directors shall determine, including one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.

      3.2 Election. The officers of the corporation shall be elected from time to time by the Board of Directors to hold office until his or her successor is elected and qualified, unless a different term is specified in the vote electing such officer, or until his or her earlier death, resignation or removal.

      3.3 Qualification. No officer need be a stockholder of the corporation. Any two or more offices may be held by the same person.

      3.4 Tenure. All officers shall holder office at the pleasure of the Board of Directors. Except as otherwise provided by law or by these By-Laws, each officer shall hold office until his successor is elected and qualified, unless a different term is specified in the vote choosing or appointing him, or until his earlier death, resignation or removal.

      3.5 Resignation and Removal. Any officer may resign by delivering (including by electronic transmission) his or her written resignation to the corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the rights, if any, of the corporation under any contract with such resigning officer.

      Any officer may be removed at any time, with or without cause, by resolution adopted by the Board of Directors or duly authorized committee thereof.

      Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his or her resignation or removal, or any right to damages on account of such removal, whether his or her compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the corporation.

      3.6 Vacancies. The Board of Directors, the Chairman of the Board, or the President may fill any vacancy occurring in any office for any reason and may, in its, his or her discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of his or

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her predecessor and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

      3.7 Chairman of the Board and Vice Chairman of the Board. The Board of Directors may appoint a Chairman of the Board and a Vice Chairman of the Board. The Chairman and Vice Chairman may, but need not be, designated as officers of the corporation by the Board of Directors. If the Board of Directors appoints a Chairman of the Board, he or she shall perform such duties and possess such powers as are assigned by the Board of Directors. If the Board of Directors appoints a Vice Chairman of the Board, he or she shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as are assigned by the Board of Directors. Unless otherwise provided by the Board of Directors, the Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors.

      3.8 President. The President shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the corporation. Unless the Board of Directors has designated the Chairman of the Board or another officer as Chief Executive Officer, the President shall be the Chief Executive Officer of the corporation. The President shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.

      3.9 Vice Presidents. Any Vice President shall perform such duties and possess such powers as the Board of Directors or the President may from time to time assign. In the event of the absence, inability or refusal to act of the President, any Vice Presidents shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors. The Vice Presidents, if any, that have been designated officers of the corporation, shall perform other duties commonly incident to their office.

      3.10 Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the Secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

     Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the President or the Secretary may from time to time assign. In the event of the absence, inability or refusal to act of the Secretary, an Assistant Secretary shall perform the duties and exercise the powers of the Secretary.

      In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.


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
      3.11 Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as the Board of Directors or the President may prescribe from time to time. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of Treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the corporation, to deposit funds of the corporation in depositories designated from time to time by the Board of Directors, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the corporation. Unless the Board of Directors has designated another officer as Chief Financial Officer, the Treasurer shall be the Chief Financial Officer of the corporation.

      The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the President or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, an Assistant Treasurer shall perform the duties and exercise the powers of the Treasurer.

      3.12 Representation of Shares of Other Corporations. The President or the Secretary, or any other officer of this corporation authorized by the Board of Directors, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

      3.13 Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

                           ARTICLE 4 - CAPITAL STOCK

      4.1 Issuance of Stock. Unless otherwise voted by the stockholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any unissued balance of the authorized capital stock of the corporation held in its treasury may be issued, sold, transferred or otherwise disposed of in such manner, for such consideration and on such terms as the Board of Directors may determine.

      4.2 Certificates of Stock. Every holder of stock of the corporation shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned in the corporation. Each such certificate shall be signed by, or in the name of the corporation by, the Chairman or Vice Chairman, if any, of the Board of Directors, or the President or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation. Any or all of the signatures on the certificate may be a facsimile.

      4.3 Transfers. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws.

      4.4 Lost, Stolen or Destroyed Certificates. The corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the corporation or any transfer agent or registrar.

      4.5 Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than sixty (60) nor less than ten
(10) days before the date of such meeting, nor more than sixty (60) days prior to any other action to which such record date relates.

      If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

      A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                         ARTICLE 5 - GENERAL PROVISIONS

      5.1 Fiscal Year. Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the corporation shall begin on the first day of January in each year and end on the last day of December in each year.

      5.2 Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors.


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
      5.3 Waiver of Notice. Whenever any notice is required to be given by law, by the Certificate of Incorporation or by these By-Laws, a waiver of such notice either in writing signed by the person entitled to such notice or such person's duly authorized attorney, or by telegraph, cable, electronic mail or any other available method, whether before, at or after the time stated in such waiver and whether given before or after the time at which notice would have been required, or the appearance of such person or persons at such meeting in person, by means of remote communications, if authorized, or by proxy shall be deemed equivalent to such notice. Where such an appearance is made for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened, the appearance shall not be deemed equivalent to notice.

      5.4 Corporate Contracts and Instruments; How Executed. The Board of Directors, except as otherwise provided in these By-Laws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

      5.5 Evidence of Authority. A certificate by the Secretary, any Assistant Secretary or any temporary secretary, as to any action taken by the stockholders, the Board of Directors, a committee of the Board of Directors or any officer or representative of the corporation shall, as to all persons who rely on the certificate in good faith, be conclusive evidence of such action.

      5.6 Certificate of Incorporation. All references in these By-Laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended or restated and in effect from time to time.

      5.7 Notices. Any reference in these By-Laws to the time a notice is given or sent means, unless otherwise expressly provided, the time a written notice by mail is deposited in the United States mails, postage prepaid; or the time any other written notice is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient; or the time any oral notice is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

                             ARTICLE 6 - AMENDMENTS

      The Board of Directors may adopt, amend or repeal these By-Laws. The By-Laws of the Corporation may also be adopted, amended or repealed by the affirmative vote of at least seventy five percent (75%) of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.


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